Exhibit 99.1

Banks.com, Inc. Reports Fourth Quarter and Fiscal Year 2009 Financial Results

SAN FRANCISCO – March 11, 2010 – Banks.com, Inc. (NYSE Amex: BNX), operator of leading financial services focused online media properties, today announced its results for the fourth quarter of 2009 and fiscal year 2009.

Financial Highlights

For the year ended December 31, 2009, Banks.com, Inc. (the “Company”, “Banks.com”) reported revenue of $11.5 million compared to revenue of $11.1 million reported for fiscal year 2008. GAAPi net income was $286 thousand or $0.01 per diluted share versus GAAP net loss of $3.5 million or $0.14 per diluted share reported for the year ended 2008. Adjusted EBITDAii was $3.0 million, compared to Adjusted EBITDA of negative $223 thousand for the year ended 2008.

For the fourth quarter of 2009, Banks.com reported revenue of $3.0 million, up 100%, compared to revenue of $1.5 million reported for the fourth quarter of 2008. GAAP net loss was $105 thousand or break even per diluted share versus a GAAP net loss of $1.5 million or $0.06 per diluted share for the fourth quarter of 2008. Adjusted EBITDA was $528 thousand for the fourth quarter of 2009, compared to Adjusted EBITDA of $88 thousand for the fourth quarter of 2008.

“I’m very pleased that our ongoing efforts to control our costs and enhance our business model and strategy are paying off, as we delivered significantly improved quarterly results at the high end of our forecasted ranges for both revenue and EBITDA.” said Dan O’Donnell, Chief Executive Officer of Banks.com. “Further, we expect solid sequential and year over year increases in both revenue and EBITDA in our upcoming and seasonally strong first quarter.”

Select Business Highlights

•	Secured a $2.5 million Working Capital Facility through Silicon Valley Bank, increasing the Company’s financial flexibility and providing access to capital for growth and debt repayment.

•	Paid off the outstanding principal balance of approximately $1.9 million on the Company’s 13.5% Senior Notes due June, 2010.

•	Launched two new distribution and two new advertising partners on the Company’s advertising network.

•	Signed six direct advertisers for the 2010 Tax Season.

First Quarter 2010 Business Outlook

•	For the first quarter of 2010, the Company expects revenue to be in the range of $3.7 million to $4.0 million.

•	For the first quarter of 2010, the Company expects Adjusted EBITDA to be in the range of $1.3 million to $1.5 million.

Conference Call

Banks.com will host a conference call today at 2:00 PM PT / 5:00 PM ET to discuss its fourth quarter 2009 results. To listen to the call and have the opportunity to ask questions, please dial 866-277-1184 (domestic) or 617-597-5360 (International) five to ten minutes before the call and reference the Passcode 2178-3802. A replay of the call will be available by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and referencing Passcode 2506-8524. Questions for the conference call will also be taken via email at: stockwatch@banks.com and can be sent any time prior to the conference call’s starting time. Investors will also have the opportunity to listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: www.Banks.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: management’s expectations regarding our strategy, management’s expectations regarding our financial results for the first quarter of 2010, the effect of recent events, our financial flexibility, our growth prospects and the overall outlook for our business. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, slowdown in the financial services vertical; market acceptance of the Banks.com website; introduction of additional competitors in the Internet search services space; diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; the stability of our infrastructure; and continued weak economic conditions. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, our quarterly reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Banks.com’s profitability.

About Banks.com

Banks.com, Inc. operates an Internet media property that provides targeted online advertising and services in the financial services sector. Through the Banks.com network, the Company provides access to financial content, including financial news, blogs, business articles, interest-rate tables, stock quotes, stock tracking and financial calculators. It also provides users access to online financial services, including tax preparation through the Banks.com Tax Center and stock brokerage through MyStockFund.com, its online broker-dealer subsidiary. In addition to Banks.com, it operates other search related websites including Look.com. Banks.com, Inc. is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700. More information about Banks.com, Inc. can be found at: www.Banks.com.

Contact Information:

Daniel O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

415-962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2009	2008

Revenues	$3,007	$1,512

Cost of revenues	1,343	493

Gross profit	1,664	1,019

Operating expenses:
Sales and marketing expense	275	261
General and administrative expense	1,330	2,575

Total operating expenses	1,605	2,836

Earnings (loss) from operations	59	(1,817)

Interest expense	214	189

Earnings (loss) before income taxes (benefit)	(155)	(2,006)

Income taxes (benefit)	(50)	(471)

Net earnings (loss)	$(105)	$(1,535)

Basic earnings (loss) per share	$—	$(0.06)

Diluted earnings (loss) per share	$—	$(0.06)

	Year Ended December 31,
	2009	2008

Revenues	$11,475	$11,054

Cost of revenues	4,279	4,980

Gross profit	7,196	6,074

Operating expenses:
Sales and marketing expense	884	1,145
General and administrative expense	4,592	8,802

Total operating expenses	5,476	9,947

Earnings (loss) from operations	1,720	(3,873)

Interest expense	1,154	1,067

Earnings (loss) before income taxes (benefit)	566	(4,940)

Income taxes (benefit)	280	(1,405)

Net earnings (loss)	$286	$(3,535)

Basic earnings (loss) per share	$0.01	$(0.14)

Diluted earnings (loss) per share	$0.01	$(0.14)

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2009	2008
Assets

Current assets:
Cash	$176	$479
Accounts receivable	2,019	747
Prepaid expenses and other	285	253
Refundable income taxes	—	1,331
Deferred income taxes	177	78

Total current assets	2,657	2,888

Property and equipment, net	674	1,065
Debt issuance costs, net	176	493
Patents and trademarks, net	27	31
Domains, net	10,902	11,937
Other intangible assets, net	750	998
Other assets	5	125
Deferred income taxes	542	789

Total Assets	$15,733	$18,326

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	1,261	544
Accrued liabilities	497	532
Accrued contributions	—	764
Deferred revenue	107	4
Notes payable, net of discount	2,128	5,517

Total current liabilities	3,993	7,361

Total liabilities	3,993	7,361

Stockholders’ equity:
Preferred stock	3	—
Common stock	26	25
Additional paid-in capital	10,831	10,316
Retained earnings	880	624

Total stockholders’ equity	11,740	10,965

Total Liabilities and Stockholders’ Equity	$15,733	$18,326

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2009	2008

Net earnings (loss)	$(105)	$(1,535)

Income taxes (benefit)	(50)	(471)

Earnings (loss) before income taxes	(155)	(2,006)

Interest expense	214	189

Earnings (loss) from operations	59	(1,817)

Depreciation	115	122

Amortization	322	329

Goodwill Impairment	—	573

Stock compensation expense	32	117

Employee stock ownership plan contribution accrual (reversal)	—	764

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$528	$88

	Year Ended December 31,
	2009	2008

Net earnings (loss)	$286	$(3,535)

Income taxes (benefit)	280	(1,405)

Earnings (loss) before income taxes	566	(4,940)

Interest expense	1,154	1,067

Earnings (loss) from operations	1,720	(3,873)

Depreciation	470	475

Amortization	1,288	1,334

Goodwill Impairment	—	573

Stock compensation expense	245	504

Employee stock ownership plan contribution accrual (reversal)	(764)	764

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$2,959	$(223)

[i]	Generally accepted accounting principles in the United States of America.
ii

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section above entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.